CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of IDS Industries, Inc. (the “Company”) on Form 10-Q for the quarter ended May 31, 2013 filed with the Securities and Exchange Commission (the “Report”), I, Bruce Knoblich, Chief Executive Officer of the Company, and I, Pamela McKeown, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Bruce Knoblich
Name:	Bruce Knoblich
Title:	Principal Executive Officer and CEO
Date:	July 15, 2013

By:	/s/ Pamela McKeown
Name:	Pamela McKeown
Title:	Principal Financial Officer and CFO
Date:	July 15, 2013

 This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.